Exhibit 99.1

Investor Contact:    Valda Colbart, 419-784-2759, rfcinv@rurban.net

RURBAN FINANCIAL CORP. REPORTS
2009 THIRD QUARTER FINANCIAL RESULTS

DEFIANCE, Ohio, October 28, 2009 — Rurban Financial Corp. (NASDAQ: RBNF), a leading provider of full-service community banking, investment management, trust services and bank data and item processing, reported 2009 third quarter earnings of $160 thousand, or $0.03 per diluted share, compared to the $1.43 million, or $0.29 per diluted share, reported in the 2008 third quarter, and the $1.00 million, or $0.20 per diluted share, for the 2009 second quarter.  For the 2009 third quarter, a loan loss provision of $898 thousand was taken to address problem credits.  In addition, pre-tax charges associated with the planned spin-off of RDSI Banking Systems, Rurban’s data and item processing subsidiary, included increased legal fees of $155 thousand, accelerated depreciation of the ITI software used at RDSI of $360 thousand, and expenses incurred at RDSI for the ramp-up conversion of clients to the Single Source™ system totaling $335 thousand.  The details explaining the planned spin-off were included in our prior Press Release dated October 22, 2009.

For the first nine months of 2009, consolidated earnings were $2.3 million, or $0.46 per diluted share, compared to $3.9 million, or $0.79 per diluted share, recorded for the first nine months of 2008.  The year-to-date earnings have been impacted by an increased provision for loan loss reserve of $1.3 million compared to the 2008 provision, $300 thousand in special FDIC insurance assessments, $411 thousand in legal fees associated with the contemplated RDSI spin-off and the related merger of RDSI with new Core Banking Systems, $360 thousand in additional accelerated depreciation at RDSI and expenses incurred at RDSI to ramp-up for converting client banks to the Single Source™ system totaling $335 thousand.  Offsetting these cost were gains from the sale of securities of $477 thousand recorded in the second quarter 2009.

Kenneth A. Joyce, President and CEO of Rurban Financial Corp., stated, “While the banking industry remains difficult, we are excited about our future as we are making progress in executing our strategic plan to keep our companies competitive and on the cutting edge of technology.  A key part of this strategic direction is our intended spin-off of RDSI Banking Systems from the Holding Company.  We believe this action will increase RDSI’s long-term valuation.  Although we faced many challenges over the last several months in executing this strategy, we have, and will continue to incur, additional expenses associated with the spin-off, and we believe that taking a more aggressive approach with our strategic plan is the right direction to bring value to our shareholders.”

The State Bank and Trust Company, the Banking Segment, reported earnings of $712 thousand in the third quarter of 2009 compared to $1.2 million in the third quarter of 2008.  This decline was primarily driven by the additional $752 thousand of loan loss reserves taken this quarter, compared to the previous year quarter.

RDSI earnings were $8 thousand during the third quarter 2009, down from the $664 thousand earned in the year-ago quarter, and $608 thousand reported for the second quarter 2009.  This decline in earnings is due to the pre-tax $695 thousand of expenses associated with the proposed spin-off and the acquisition by RDSI of its own intellectual property through a strategic partnership with New Core Banking Systems versus its previous use of third party processing software.

As a background to the spin-off, RDSI announced in April, 2009 that it had entered into a strategic partnership with New Core Holdings, Inc. d/b/a New Core Banking Systems, to be the exclusive provider of New Core’s Single Source™ banking application to the banking industry.  As part of this partnership, RDSI and New Core Banking Systems entered into an Agreement and Plan of Merger that provides for the merger of RDSI and New Core Banking Systems.  A prerequisite to this merger would be the spin-off of RDSI from Rurban, resulting in RDSI becoming a separate independent public company.  As detailed in our Press Release dated October 22, 2009, we are moving forward in connection with the planned spin-off and we currently anticipate that the spin-off would be completed in the first quarter of 2010, subject to the satisfaction of a number of conditions.  It is expected that the merger between RDSI and New Core Banking Systems will be completed immediately following the contemplated spin-off.

The following chart and narrative reflect the combined results of Rurban across both of its business segments, banking and data / item processing:

CONSOLIDATED – THIRD QUARTER RESULTS
(Dollars in thousands except per share data)
Earnings:	3Q 2009	2Q 2009	3Q 2008
Net interest income	$5,337	$5,361	$4,448
Non-interest income	7,076	7,897	6,989
Revenue	12,413	13,258	11,437
Provision for loan losses	898	799	146
Non-interest expense	11,454	11,108	9,279
Net income	160	1,003	1,424
Diluted EPS	$0.03	$0.20	$0.29

Net interest income increased to $5.3 million for the quarter, compared to $4.5 million for the third quarter of 2008. This 20.0 percent increase is due primarily to the acquisition of the five banking centers in Williams County, coupled with a 22 basis point improvement in State Bank’s net interest margin for the year-over-year period.  The net interest margin continued, for the second consecutive quarter, to be above 4 percent.  By implementing an aggressive asset liability process, the Company has positioned the balance sheet to be asset-sensitive, which should provide for additional margin improvement, as rates will most likely increase in the future.  Loan growth totaled $7.2 million, or 6.5 percent on an annualized basis for the third quarter of 2009.

Non-interest income totaled $7.1 million for the third quarter of 2009, compared to $7.0 million for the 2008 third quarter.  Mortgage banking revenue increased gain-on-sale of loans to $722 thousand for the 2009 third quarter from the $133 thousand for the 2008 third quarter.  Offsetting this increase was a decline in Trust fees of $136 thousand due to the decline in the equity market valuations and a decrease in Data Processing revenue of $141 thousand.  During the third quarter of 2008, the company recorded $223 thousand in gain-on-sale of assets from the sale of the real estate of a closed branch office.

Non-interest expense for the 2009 third quarter totaled $11.5 million compared to $9.3 million for the third quarter of 2008, for an increase of $2.2 million.  Approximately $429 thousand is attributable to the core operating expenses related to the December 2008 acquisition of National Bank of Montpelier and its Williams County banking centers.  Also contributing to the increase, was the aforementioned increase in legal fees associated with the planned spin-off of RDSI of $155 thousand, accelerated depreciation of the ITI software used at RDSI of $360 thousand, and expenses incurred at RDSI for ramp-up for converting clients to the Single Source™ system totaling $335 thousand.  Mortgage banking expenses increased by $545 thousand for the third quarter 2009 compared to the third quarter 2008.

CONSOLIDATED BALANCE SHEET

Total assets were $673.7 million on September 30, 2009, up $88.7 million from 12 months ago primarily due to the National Bank of Montpelier acquisition, and up $12.2 million from the 2009 second quarter.  Loans were $448.4 million at September 30, 2009, up $48.5 million from the 2008 third quarter and up $7.2 million compared to last quarter.  Total deposits were $492.3 million at September 30, 2009, up $85.8 million from September 30, 2008 and up $19.3 million from second quarter of 2009.  Total available-for-sale securities increased by $1.6 million, up to $111.6 million at September 30, 2009 compared to the second quarter balance of $110.0 million.  Total shareholders’ equity increased to $64.7 million at September 30, 2009, compared to $60.1 million for the year-ago quarter, and increased from the $63.4 million for the second quarter 2009.

BANK OPERATING RESULTS

The Banking Segment earnings for the third quarter of 2009 were $712 thousand, compared to $1.2 million for the third quarter of 2008, and $1.1 million for the second quarter of 2009.

Mr. Joyce commented, “While State Bank continues to stabilize its asset quality, the outlook for the industry as a whole continues to indicate a struggle with many challenges to overcome.  Unfortunately, there is no “quick cure” for this economic climate, and it will take into 2010 to recover, assuming that there is an accompanying economic recovery.  We are hopeful, but we need to remain realistic and cautious.  The future level of non-performers will be largely dependent on the recovery of the economy in general.”

Total loans were $448.4 million at September 30, 2009 up from $399.9 million from the year-ago quarter and up from the $441.2 million reported in the second quarter of 2009.  Loan growth continues despite the very difficult economic environment, primarily driven by a decline in lending by regional banks.  It is expected that loan growth will be slower, as overall loan requests have slowed in the past 90 days, which will probably result in minimal loan growth for the next six months.

Total deposits at September 30, 2009 were $492.3 million, compared to $473.0 million at June 30, 2009 and $406.5 million for the year-ago quarter.  The cost of deposits dropped to 1.28 percent for the third quarter 2009, compared to the year-ago quarter cost of 2.19 percent.  State Bank continued to manage toward a better deposit mix of core transaction deposits (DDA, NOW, SAV & MMA), which accounted for 54.4 percent of total deposits for the third quarter of 2009, compared with 49.5 percent for the year-ago quarter.  Core transaction growth for the quarter totaled $14.5 million.  This growth is coming from business customers and individual households who are building cash balances.  Despite lower offering rates, customers continued their flight to the safety of FDIC insurance and continued to place funds into trusted banking centers.

Ken Joyce stated, “In an effort to improve the profitability of the Banking Segment, we will consolidate our Lima Banking Centers on January 8, 2010.  The Elida Road Banking Center will be consolidated into the Market Street location.  Existing customers are currently making the transition to the Market Street location.”

ASSET QUALITY

The Provision for Loan Losses was $898 thousand in the third quarter of 2009, compared to $799 thousand for the linked-quarter and $146 thousand for the third quarter of 2008.  Loans identified in past quarters as non-performers have shown further credit deterioration, requiring the application of additional loan loss provisions.  For the first nine months of 2009 charge-offs totaled $1.28 million, or 0.38 percent of average loans.  The following chart and narrative summarizes the asset quality picture:

(Dollars in thousands except percent data)

ASSET QUALITY	3Q 2009	2Q 2009	3Q 2008
Net charge-offs	$837	$275	$336
Net charge-offs to avg. loans (Annualized)	0.73%	0.25%	0.33%
Non-performing loans	$9,646	$10,173	$4,659
OREO + OAO	$1,748	$1,346	$1,611
Non-performing assets (NPA’s)	$11,394	$11,519	$6,270
NPA / Total assets	1.69%	1.74%	1.07%
Allowance for loan losses	$5,934	$5,873	$4,057
Allowance for loan losses / Loans	1.32%	1.33%	1.01%

Non-performing assets (loans + OREO + OAO=NPA) were $11.4 million, or 1.69 percent, of total assets at September 30, 2009, an increase of $5.1 million from the year-ago quarter.  Total non-performing assets decreased by $125 thousand over the previous quarter’s balances, moving down slightly to 1.69 percent of assets, versus 1.74 percent for the second quarter.  In addition to the above mentioned non-performers, management continues to be very proactive in reaching out to customers to restructure loans.  Total restructured loan balances were $6.9 million for the third quarter, compared to $7.0 million reported last quarter.  There were no new credits that were added to the restructured loan categories during the quarter.  All loans that were restructured are currently paying under the new terms, however, these set of assets pose a higher risk of further credit deterioration.

The Bank continues to have minimal exposure in real estate development loans, which appears to be the category having the most risk in the current economy.  The Bank’s total outstanding balance of loans within this category is $2.6 million.  Most of these loans are currently non-performing, although it is believed, all of them have been adequately reserved.  Delinquencies have been improving over the last eight months and are at 2.05 percent at quarter-end, which is considerably better than national averages.

RDSI OPERATING RESULTS

RDSI, the Data and Item Processing Segment, reported 2009 third quarter net income of $8 thousand, compared to $664 thousand reported for the prior-year third quarter. Mr. Joyce commented, “RDSI has started the transition to becoming a stand-alone public company.  Going forward, we expect a loss for this Company as we transition throughout 2010.  The cost to spin-off the company, along with running two separate software systems through 2010, will carry a higher level of operating expenses for this company.  Revenues were down slightly for the third quarter, and we expect this trend to continue through 2010.  With this said, we are working hard to be the service provider of choice for our banking customers as we migrate over to New Core’s Single Source™ system.”  Total revenue for the third quarter of 2009 was $5.2 million, down from the $5.3 million reported for the third quarter of 2008.

As of September 2009, RDSI clients totaled 116 banking organizations.  RDSI provided Data Processing services to 75 clients and Item Processing services to a total of 91 clients.

Operating expenses were $5.2 million for the third quarter of 2009, up $859 thousand, or 20.1 percent, from the third quarter of 2008.  The increase was largely due to the aforementioned accelerated depreciation of $360 thousand and expenses incurred to ramp-up for converting client banks to the Single Source™ system totaling $335 thousand.

Mr. Joyce concluded, “These are exciting times for RDSI.  RDSI has always been a contributor to Rurban’s overall performance and we are confident in its success in integrating banks onto the Single Source™ banking application.  We expect RDSI to continue its trend of being a top technology provider long into the future.  I encourage our investors to review the October 22, 2009 Press Release that provides additional details relative to the contemplated spin-off.”

ABOUT RURBAN FINANCIAL CORP.

Rurban Financial Corp. is a publicly-held financial services holding company based in Defiance, Ohio.  Rurban’s wholly-owned subsidiaries are The State Bank and Trust Company, including Reliance Financial Services and RDSI Banking Systems (RDSI), including DCM.  The State Bank and Trust Company offers financial services through its 20 banking centers in Allen, Defiance, Fulton, Lucas, Paulding, Williams and Wood Counties, Ohio and Allen County, Indiana and a Loan Production Office in Franklin County, Ohio.  Reliance Financial Services, a division of the Bank, offers a diversified array of trust and financial services to customers throughout the Midwest.  RDSI and DCM provide data and item processing services to community banks in Arkansas, Florida, Illinois, Indiana, Kansas, Michigan, Missouri, Nebraska, Nevada, Ohio and Wisconsin.  Rurban’s common stock is quoted on the NASDAQ Global Market under the symbol RBNF.  The Company currently has 10,000,000 shares of stock authorized and 4,861,779 shares outstanding.  The Company's website is http://www.rurbanfinancial.net.

Forward-Looking Statements
Certain statements within this document, which are not statements of historical fact, constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Forward-looking statements involve risks and uncertainties and actual results may differ materially from those predicted by the forward-looking statements.  These risks and uncertainties include, but are not limited to, risks and uncertainties inherent in the national and regional banking, insurance and mortgage industries, competitive factors specific to markets in which Rurban and its subsidiaries operate, future interest rate levels, legislative and regulatory actions, capital market conditions, general economic conditions, geopolitical events, the loss of key personnel and other factors.

Forward-looking statements speak only as of the date on which they are made, and Rurban undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made except as required by law.  All subsequent written and oral forward-looking statements attributable to Rurban or any person acting on our behalf are qualified by these cautionary statements.

ADDITIONAL INFORMATION

Rurban and/or RDSI plan to make appropriate filings with the SEC concerning the contemplated spin-off and the merger transaction between RDSI and New Core Banking Systems.  Those filings will include a combined information statement to be delivered to Rurban shareholders in connection with the spin-off and a proxy statement to be delivered to the New Core shareholders in connection with the approval of the merger transaction by the New Core shareholders. The combined information statement/proxy statement and other documents filed by Rurban and/or RDSI with the SEC will contain important information about Rurban, RDSI, New Core and the merger transaction. WE URGE INVESTORS AND NEW CORE SHAREHOLDERS TO READ CAREFULLY THE COMBINED INFORMATION STATEMENT/PROXY STATEMENT AND OTHER DOCUMENTS FILED WITH THE SEC, INCLUDING ANY AMENDMENTS OR SUPPLEMENTS ALSO FILED WITH THE SEC.  NEW CORE SHAREHOLDERS IN PARTICULAR SHOULD READ THE COMBINED INFORMATION STATEMENT/PROXY STATEMENT CAREFULLY BEFORE MAKING A DECISION CONCERNING THE MERGER TRANSACTION.  Investors and shareholders will be able to obtain a free copy of the combined information statement/proxy statement — along with other filings containing information about Rurban and RDSI — at the SEC’s website at http://www.sec.gov.  Copies of the combined information statement/proxy statement, and any filings with the SEC incorporated by reference in such document, can also be obtained free of charge by directing a request to Rurban Financial Corp., 401 Clinton Street, Defiance, Ohio 43512; Attention: Ms. Valda Colbart, Investor Relations Officer; Telephone:  (419) 784-2759.

This communication shall not constitute an offer to sell or the solicitation of an offer to buy any securities nor shall there be any sale of securities in any jurisdiction in which the offer, solicitation, or sale is unlawful before registration or qualification of the securities under the securities laws of the jurisdiction.  Rurban and RDSI contemplate that the RDSI common shares to be issued to shareholders of New Core Banking Systems in the merger will not be registered under the Securities Act of 1933, as amended, in reliance upon an applicable exemption from registration requirements.  In this case, the RDSI common shares issued to shareholders of New Core Banking Systems in the merger may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

RURBAN FINANCIAL CORP.
CONSOLIDATED BALANCE SHEETS
September 30, 2009 and December 31, 2008 and September 30, 2008

	September	December	September
	2009	2008	2008
	(Unaudited)		(Unaudited)
ASSETS
Cash and due from banks	$31,055,035	$18,059,532	$25,408,171
Federal funds sold	-	10,000,000	-
Cash and cash equivalents	31,055,035	28,059,532	25,408,171
Available-for-sale securities	111,561,500	102,606,475	94,436,350
Loans held for sale	11,370,884	3,824,499	1,478,333
Loans, net of unearned income	448,392,963	450,111,653	399,910,475
Allowance for loan losses	(5,934,165)	(5,020,197)	(4,057,213)
Premises and equipment, net	17,217,039	17,621,262	15,496,474
Purchased software	5,273,311	5,867,395	5,964,281
Federal Reserve and Federal Home Loan Bank Stock	3,748,250	4,244,100	4,148,400
Foreclosed assets held for sale, net	1,748,376	1,384,335	1,534,207
Accrued interest receivable	2,851,934	2,964,663	2,835,552
Goodwill	21,414,790	21,414,790	13,940,618
Core deposits and other intangibles	5,177,508	5,835,936	4,615,084
Cash value of life insurance	12,953,972	12,625,015	12,513,124
Other assets	6,917,729	6,079,451	6,797,920

Total assets	$673,749,126	$657,618,909	$585,021,776

LIABILITIES AND SHAREHOLDERS' EQUITY
Deposits
Non interest bearing demand	$54,149,280	$52,242,626	$40,952,936
Interest bearing NOW	80,403,328	73,123,095	60,842,082
Savings	44,658,696	34,313,586	24,402,064
Money Market	88,676,904	82,025,074	74,958,096
Time Deposits	224,404,005	242,516,203	205,299,166
Total deposits	492,292,213	484,220,584	406,454,344
Notes payable	2,357,816	1,000,000	-
Advances from Federal Home Loan Bank	39,868,884	36,646,854	40,229,923
Fed Funds Purchased	-	-	5,000,000
Repurchase Agreements	46,138,646	43,425,978	44,553,855
Trust preferred securities	20,620,000	20,620,000	20,620,000
Accrued interest payable	1,382,015	1,965,842	1,575,146
Other liabilities	6,421,448	8,077,647	6,471,375

Total liabilities	609,081,022	595,956,905	524,904,643

Shareholders' Equity
Common stock	12,568,583	12,568,583	12,568,583
Additional paid-in capital	15,132,715	15,042,781	14,996,187
Retained earnings	36,737,207	35,785,317	34,898,499
Accumulated other comprehensive income (loss)	1,998,910	(121,657)	(944,518)
Treasury stock	(1,769,311)	(1,613,020)	(1,401,618)

Total shareholders' equity	64,668,104	61,662,004	60,117,133

Total liabilities and shareholders' equity	$673,749,126	$657,618,909	$585,021,776

RURBAN FINANCIAL CORP.
CONSOLIDATED STATEMENTS OF INCOME - UNAUDITED

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2009	2008	2009	2008
Interest income
Loans
Taxable	$6,884,515	$6,736,100	$20,554,775	$20,567,604
Tax-exempt	20,944	22,125	71,791	63,944
Securities
Taxable	944,579	1,135,931	3,158,649	3,266,395
Tax-exempt	294,716	109,805	766,931	433,970
Other	41,621	17,635	71,498	130,424
Total interest income	8,186,375	8,021,596	24,623,644	24,462,337

Interest expense
Deposits	1,559,730	2,258,470	5,115,379	7,973,962
Other borrowings	43,745	16,803	91,548	43,792
Retail Repurchase Agreements	437,419	465,452	1,296,242	1,376,767
Federal Home Loan Bank advances	417,359	416,696	1,221,487	1,096,178
Trust preferred securities	391,407	415,686	1,185,021	1,273,775
Total interest expense	2,849,660	3,573,107	8,909,677	11,764,474

Net interest income	5,336,715	4,448,489	15,713,967	12,697,863

Provision for loan losses	898,050	146,173	2,192,042	551,388

Net interest income after provision
for loan losses	4,438,665	4,302,316	13,521,925	12,146,475

Non-interest income
Data service fees	4,806,359	4,947,727	14,734,942	15,161,075
Trust fees	644,427	780,726	1,869,083	2,451,567
Customer service fees	700,042	626,008	1,923,744	1,825,040
Net gain on sales of loans	722,234	132,999	2,738,626	590,747
Net realized gain on sales of securities	-	-	477,591	-
Net proceeds from VISA IPO	-	-	-	132,106
Investment securities recoveries	-	-	-	197,487
Loan servicing fees	126,265	57,356	298,001	175,516
Gain (loss) on sale of assets	(52,976)	222,815	(95,390)	151,393
Other income	129,360	221,081	474,410	620,452
Total non-interest income	7,075,711	6,988,712	22,421,007	21,305,383

Non-interest expense
Salaries and employee benefits	5,422,005	4,239,578	15,644,731	13,113,999
Net occupancy expense	752,532	526,301	2,336,652	1,603,496
Equipment expense	2,041,339	1,553,188	5,353,637	4,746,533
Data processing fees	151,320	120,151	495,782	321,510
Professional fees	705,415	489,910	1,846,458	1,345,133
Marketing expense	232,294	247,120	655,597	584,957
Printing and office supplies	104,036	115,667	435,913	421,405
Telephone and communication	406,673	415,120	1,212,901	1,258,907
Postage and delivery expense	511,525	511,522	1,635,037	1,649,969
State, local and other taxes	235,067	235,647	701,120	602,833
Employee expense	293,634	272,315	810,776	806,298
Other expenses	598,275	552,379	1,908,592	1,535,564
Total non-interest expense	11,454,115	9,278,898	33,037,196	27,990,604

Income before income tax expense	60,261	2,012,130	2,905,736	5,461,254
Income tax expense	(99,421)	588,090	638,915	1,572,034

Net income	$159,682	$1,424,040	$2,266,821	$3,889,220

Earnings per common share:
Basic	$0.03	$0.29	$0.46	$0.79
Diluted	$0.03	$0.29	$0.46	$0.79

RURBAN FINANCIAL CORP.
CONSOLIDATED FINANCIAL HIGHLIGHTS
(Unaudited)
	Three Months Ended		Nine Months Ended
	September 30,		September 30,
(dollars in thousands except per share data)	2009	2008	2009	2008

EARNINGS
Net interest income	$5,337	$4,448	$15,714	$12,698
Provision for loan loss	$898	$146	$2,192	$551
Non-interest income	$7,076	$6,989	$22,421	$21,305
Revenue (net interest income plus non-interest income)	$12,413	$11,437	$38,135	$34,003
Non-interest expense	$11,454	$9,279	$33,037	$27,991
Net income	$160	$1,424	$2,267	$3,889

PER SHARE DATA
Basic earnings per share	$0.03	$0.29	$0.46	$0.79
Diluted earnings per share	$0.03	$0.29	$0.46	$0.79
Book value per share	$13.30	$12.25	$13.30	$12.25
Tangible book value per share	$7.39	$8.65	$7.39	$8.65
Cash dividend per share	$0.09	$0.09	$0.27	$0.25

PERFORMANCE RATIOS
Return on average assets	0.10%	0.99%	0.46%	0.90%
Return on average equity	1.00%	9.54%	4.75%	8.69%
Net interest margin (tax equivalent)	3.87%	3.56%	3.79%	3.42%
Net interest margin - banking group	4.06%	3.84%	4.00%	3.71%
Non-interest expense / Average assets	6.88%	6.44%	6.63%	6.50%
Efficiency Ratio - bank (non-GAAP)	75.80%	71.13%	75.22%	72.25%

MARKET DATA PER SHARE
Market value per share -- Period end	$7.58	$9.00	$7.58	$9.00
Market as a % of book	57%	73%	57%	73%
Cash dividend yield	4.75%	4.00%	4.75%	3.70%
Period-end common shares outstanding (000)	4,862	4,906	4,862	4,906
Common stock market capitalization ($000)	$36,852	$44,154	$36,852	$44,154

CAPITAL & LIQUIDITY
Equity to assets	9.6%	10.3%	9.6%	10.3%
Period-end tangible equity to tangible assets	5.6%	7.5%	5.5%	7.5%
Total risk-based capital ratio (Estimate)	13.3%	16.5%	13.3%	16.5%

ASSET QUALITY
Net charge-offs / (Recoveries)	$837	$336	$1,279	$485
Net loan charge-offs (Ann.) / Average loans	0.73%	0.33%	0.38%	0.16%
Non-performing loans	$9,646	$4,659	$9,646	$4,659
OREO / OAOs	$1,748	$1,611	$1,748	$1,611
Non-performing assets	$11,394	$6,270	$11,394	$6,270
Non-performing assets / Total assets	1.69%	1.07%	1.69%	1.07%
Allowance for loan losses / Total loans	1.32%	1.01%	1.32%	1.01%
Allowance for loan losses / Non-performing Assets	52.1%	64.7%	52.1%	64.7%

END OF PERIOD BALANCES
Total loans, net of unearned income	$448,393	$399,910	$448,393	$399,910
Allowance for loan loss	$5,934	$4,057	$5,934	$4,057
Total assets	$673,749	$585,022	$673,749	$585,022
Deposits	$492,292	$406,454	$492,292	$406,454
Stockholders' equity	$64,668	$60,117	$64,668	$60,117
Full-time equivalent employees	321	271	321	271

AVERAGE BALANCES
Loans	$456,196	$401,790	$450,119	$398,808
Total earning assets	$569,099	$506,760	$567,621	$505,297
Total assets	$665,872	$576,774	$664,280	$574,439
Deposits	$483,637	$403,064	$486,206	$409,242
Stockholders' equity	$64,238	$59,717	$63,596	$59,690

RURBAN FINANCIAL CORP.
CONSOLIDATED FINANCIAL HIGHLIGHTS
(Unaudited)
	3rd Qtr	2nd Qtr	1st Qtr	4th Qtr	3rd Qtr
(dollars in thousands except per share data)	2009	2009	2009	2008	2008

EARNINGS
Net interest income	$5,337	$5,361	$5,016	$4,830	$4,448
Provision for loan loss	$898	$799	$495	$138	$146
Non-interest income	$7,076	$7,897	$7,448	$6,755	$6,989
Revenue (net interest income plus non-interest income)	$12,413	$13,258	$12,464	$11,585	$11,437
Non-interest expense	$11,454	$11,108	$10,475	$9,566	$9,279
Net income	$160	$1,003	$1,104	$1,328	$1,424

PER SHARE DATA
Basic earnings per share	$0.03	$0.20	$0.23	$0.27	$0.29
Diluted earnings per share	$0.03	$0.20	$0.23	$0.27	$0.29
Book value per share	$13.30	$13.04	$13.06	$12.63	$12.25
Tangible book value per share	$7.39	$7.24	$7.24	$7.06	$8.65
Cash dividend per share	$0.09	$0.09	$0.09	$0.09	$0.09

PERFORMANCE RATIOS
Return on average assets	0.10%	0.61%	0.66%	0.88%	0.99%
Return on average equity	1.00%	6.29%	7.04%	8.75%	9.54%
Net interest margin (tax equivalent)	3.87%	3.82%	3.67%	3.83%	3.56%
Net interest margin (Bank Only)	4.06%	4.04%	3.93%	4.06%	3.84%
Non-interest expense / Average assets	6.88%	6.71%	6.29%	6.31%	6.44%
Efficiency Ratio - bank (non-GAAP)	75.80%	72.67%	77.41%	73.15%	71.13%

MARKET DATA PER SHARE
Market value per share -- Period end	$7.58	$7.75	$7.90	$7.60	$9.00
Market as a % of book	57%	59%	60%	60%	73%
Cash dividend yield	4.75%	4.65%	4.56%	4.74%	4.00%
Period-end common shares outstanding (000)	4,862	4,864	4,871	4,881	4,906
Common stock market capitalization ($000)	$36,852	$37,696	$38,484	$37,099	$44,154

CAPITAL & LIQUIDITY
Equity to assets	9.6%	9.6%	9.6%	9.4%	10.3%
Period-end tangible equity to tangible assets	5.6%	5.6%	5.5%	6.6%	7.5%
Total risk-based capital ratio (Estimate)	13.3%	13.7%	13.5%	13.0%	16.5%

ASSET QUALITY
Net charge-offs / (Recoveries)	$837	$275	$167	$280	$336
Net loan charge-offs (Ann.) / Average loans	0.73%	0.25%	0.15%	0.27%	0.33%
Non-performing loans	$9,646	$10,173	$9,163	$5,178	$4,659
OREO / OAOs	$1,748	$1,346	$1,426	$1,409	$1,611
Non-performing assets	$11,394	$11,519	$10,589	$6,587	$6,270
Non-performing assets / Total assets	1.69%	1.74%	1.59%	1.00%	1.07%
Allowance for loan losses / Total loans	1.32%	1.33%	1.23%	1.12%	1.01%
Allowance for loan losses / Non-performing Assets	52.1%	51.0%	50.5%	76.2%	64.7%

END OF PERIOD BALANCES
Total loans, net of unearned income	$448,393	$441,217	$434,052	$450,112	$399,910
Allowance for loan loss	$5,934	$5,873	$5,349	$5,020	$4,057
Total assets	$673,749	$661,545	$665,813	$657,619	$585,022
Deposits	$492,292	$472,994	$487,634	$484,221	$406,454
Stockholders' equity	$64,668	$63,413	$63,621	$61,662	$60,117
Full-time equivalent employees	321	309	306	306	271

AVERAGE BALANCES
Loans	$456,196	$448,677	$448,271	$412,222	$401,790
Total earning assets	$569,099	$575,240	$561,566	$518,707	$506,760
Total assets	$665,872	$662,589	$666,292	$606,655	$576,774
Deposits	$483,637	$483,882	$490,526	$431,076	$403,064
Stockholders' equity	$64,238	$63,823	$62,692	$60,686	$59,717

Rurban Financial Corp.
Segment Reporting
Third Quarter Ended September 30, 2009
($ in Thousands)

	Total Banking	Data Processing	Parent Company and Other	Elimination Entries	Rurban Financial Corp.
Income Statement Measures
Interest Income	$8,187	$41	$1	$(43)	$8,186

Interest Expense	2,417	84	391	(43)	2,849

Net Interest Income	5,770	(43)	(390)	-	5,337

Provision For Loan Loss	898	-	-	-	898

Non-interest Income	2,273	5,202	409	(808)	7,076

Non-interest Expense	6,257	5,145	860	(808)	11,454

Net Income QTD	$712	$8	$(560)	$-	$160

Performance Measures
Average Assets - QTD	$644,116	$22,770	$86,418	$(87,432)	$665,872

ROAA	0.44%	0.14%	-	-	0.10%

Average Equity - QTD	$68,153	$14,723	$64,238	$(82,877)	$64,238

ROAE	4.18%	0.22%	-	-	1.00%

Efficiency Ratio - %	75.80%	-	-	-	90.55%

Average Loans - QTD	$456,195	$3,000	$-	$(3,000)	$456,196

Average Deposits - QTD	$485,192	$-	$-	$(1,555)	$483,637

Rurban Financial Corp.
Segment Reporting
Nine Months Ended September 30, 2009
($ in Thousands)

	Total Banking	Data Processing	Parent Company and Other	Elimination Entries	Rurban Financial Corp.
Income Statement Measures
Interest Income	$24,637	$71	$1	$(86)	$24,623

Interest Expense	7,637	173	1,185	(86)	8,909

Net Interest Income	17,000	(102)	(1,184)	-	15,714

Provision For Loan Loss	2,192	-	-	-	2,192

Non-interest Income	7,716	15,925	1,185	(2,405)	22,421

Non-interest Expense	19,071	13,724	2,647	(2,405)	33,037

Net Income YTD	$2,622	$1,384	$(1,739)	$-	$2,267

Performance Measures
Average Assets - YTD	$643,819	$21,849	$85,982	$(87,371)	$664,280

ROAA	0.54%	8.45%	-	-	0.46%

Average Equity - YTD	$67,487	$14,654	$63,596	$(82,142)	$63,596

ROAE	5.18%	12.59%	-	-	4.75%

Efficiency Ratio - %	75.22%	-	-	-	84.91%

Average Loans - YTD	$451,764	$1,773	$-	$(3,417)	$450,119

Average Deposits - YTD	$488,018	$-	$-	$(1,812)	$486,206

Rurban Financial Corp.
Proforma Performance Measurement
Quarterly Comparison - Third Quarter 2009
($ in Thousands)

	Total Banking	Data Processing	Parent Company and Other	Elimination Entries	Rurban Financial Corp.

Revenue
3Q09	$8,043	$5,159	$19	$(808)	$12,413
2Q09	$8,731	$5,316	$(19)	$(770)	$13,258
1Q09	$7,942	$5,348	$1	$(827)	$12,464
4Q08	$7,007	$5,381	$(18)	$(785)	$11,585
3Q08	$6,877	$5,294	$5	$(738)	$11,438
3rd Quarter Comparison	$1,166	$(135)	$14	$-	$975

Non-interest Expenses
3Q09	$6,257	$5,145	$860	$(808)	$11,454
2Q09	$6,505	$4,394	$979	$(770)	$11,108
1Q09	$6,309	$4,185	$808	$(827)	$10,475
4Q08	$5,254	$4,299	$798	$(785)	$9,566
3Q08	$5,003	$4,286	$728	$(738)	$9,279
3rd Quarter Comparison	$1,254	$859	$132	$-	$2,175

Net Income
3Q09	$712	$8	$(560)	$-	$160
2Q09	$1,048	$608	$(653)	$-	$1,003
1Q09	$863	$768	$(527)	$-	$1,104
4Q08	$1,146	$715	$(533)	$-	$1,328
3Q08	$1,233	$664	$(473)	$-	$1,424
3rd Quarter Comparison	$(521)	$(656)	$(87)	$-	$(1,264)

Average Assets
3Q09	$644,116	$22,770	$86,418	$(87,432)	$665,872
2Q09	$641,939	$22,166	$86,005	$(87,521)	$662,589
1Q09	$645,365	$20,256	$85,313	$(84,642)	$666,292
4Q08	$596,469	$19,804	$82,775	$(92,393)	$606,655
3Q08	$557,306	$20,344	$81,707	$(82,583)	$576,774
3rd Quarter Comparison	$86,810	$2,426	$4,711	$-	$89,098

ROAA
3Q09	0.44%	0.14%	-	-	0.10%
2Q09	0.65%	10.97%	-	-	0.61%
1Q09	0.53%	15.17%	-	-	0.66%
4Q08	0.77%	14.44%	-	-	0.88%
3Q08	0.88%	13.06%	-	-	0.99%
3rd Quarter Comparison	(0.44%)	(12.92%)	-	-	(0.89%)

Average Equity
3Q09	$68,153	$14,723	$64,238	$(82,877)	$64,238
2Q09	$67,760	$14,674	$63,823	$(82,434)	$63,823
1Q09	$66,532	$14,529	$62,692	$(81,061)	$62,692
4Q08	$63,224	$15,816	$60,686	$(79,040)	$60,686
3Q08	$59,899	$16,063	$59,717	$(75,962)	$59,717
3rd Quarter Comparison	$8,254	$(1,340)	$4,521	-	$4,521

ROAE
3Q09	4.18%	0.22%	-	-	1.00%
2Q09	6.19%	16.57%	-	-	6.29%
1Q09	5.19%	21.14%	-	-	7.04%
4Q08	7.25%	18.08%	-	-	8.75%
3Q08	8.23%	16.53%	-	-	9.54%
3rd Quarter Comparison	(4.05%)	(16.31%)	-	-	(8.54%)

Efficiency Ratio
3Q09	75.56%	98.67%	-	-	90.55%
2Q09	72.67%	81.49%	-	-	82.11%
1Q09	77.41%	77.48%	-	-	82.24%
4Q08	73.15%	73.15%	-	-	80.92%
3Q08	71.13%	79.79%	-	-	79.60%
3rd Quarter Comparison	4.43%	18.88%	-	-	10.95%